HUIHENG MEDICAL, INC.
(FORMERLY MILL BASIN TECHNOLOGIES, LTD.)
AND
ALLIED MORAL HOLDINGS, LTD. AND SUBSIDIARIES

AS OF AND FOR THE YEAR ENDED NOVEMBER 30, 2006

INDEX TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Contents	Page(s)

Unaudited Pro Forma Combined Financial Statements	1

Unaudited Pro Forma Combined Balance Sheet at November 30, 2006	2

Unaudited Pro Forma Combined Statement of Operations for the Year Ended November 30, 2006	3

Notes to the Unaudited Pro Forma Combined Financial Statements	4-6

HUIHENG MEDICAL, INC.
(FORMERLY MILL BASIN TECHNOLOGIES, LTD.)
AND
ALLIED MORAL HOLDINGS, LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED NOVEMBER 30, 2006

The following unaudited pro forma combined balance sheet as of November 30, 2006 and the unaudited pro forma combined statements of operations for the year ended November 30, 2006 are based on the historical financial statements of Huiheng Medical, Inc. (formerly Mill Basin Technologies, Ltd.) (“HUIHENG” or “Mill Basin”) and Allied Moral Holdings, Ltd. and Subsidiaries (“Company”) after giving effect to Mill Basin’s acquisition of the Company using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements as if such acquisition had occurred as of November 30, 2006 for the balance sheet, and December 1, 2005 for statement of operations for pro forma financial statements purposes.

The merger between Mill Basin and the Company has been accounted for as a reverse acquisition under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. The combination of the two companies is recorded as a recapitalization of the Company pursuant to which the Company is treated as the continuing entity. In connection with the acquisition, Mill Basin will acquire all of the outstanding capital stock of the Company to which the Company will merge with and into. At the effective time of the merger, Mill Basin will acquire the Company in exchange for (i) an aggregate of 13,000,000 shares of common stock, at $0.001 par value of Mill Basin (the “Mill Basin Common Stock”), (ii) an aggregate of 266,666 shares of Series A 7% convertible preferred stock, at $0.001 par value, of Mill Basin (the “ Mill Basin Preferred Stock ”) and (iii) an aggregate of up to 1,238,100 shares of Mill Basin Common Stock (the “Incentive Shares”) payable to the holders of Company Ordinary Shares, in the event Mill Basin achieves the After Tax Profit targets, as defined in the agreement. Mill Basin shall also assume the obligation of the Company to pay contingent consideration to Chardan Capital, of up to 361,900 shares of Mill Basin Common Stock, if the After-Tax Profit targets set forth are met (the “Contingent Shares”). The Mill Basin Common Stock issuable to the shareholders of the Company pursuant to the merger, shall represent approximately 97.21% of the issued and outstanding shares of the Mill Basin’s common stock after giving effect to Mill Basin’s acquisition of the Company.

The unaudited pro forma combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the combined consolidated financial position or results of operations in future periods or the results that actually would have been realized had Mill Basin and the Company been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Mill Basin’s historical financial statements included in its Annual Report on Form 10-KSB for the year ended November 30, 2006, and the Company’s historical consolidated financial statements for the year ended December 31, 2006, which are included as Exhibits 99.1, to this Form 8-K/A.

HUIHENG MEDICAL, INC. (FORMERLY MILL BASIN TECHNOLOGIES, LTD.) AND ALLIED MORAL HOLDINGS, LTD. AND SUBSIDIARIES
PRO FORMA COMBINED BALANCE SHEET
November 30, 2006
(Unaudited)

	Historical			Pro Forma
	Huiheng Medical, Inc. (Formerly Mill Basin Technologies, Ltd.)	Allied Moral Holdings, Ltd. and Subsidiaries		Adjustments	Combined
ASSETS

CURRENT ASSETS:
Cash	$-	$338,039		$-	$338,039
Accounts receivable	-	2,649,300		-	2,649,300
Inventories	-	1,624,675		-	1,624,675
Due from a related party	-	688,100		-	688,100
Current portion of deferred income tax assets	-	18,879		-	18,879
Prepayment and other receivables	-	2,786,518		-	2,786,518

Total Current Assets	-	8,105,511		-	8,105,511

INVESTMENT IN AN AFFILIATE	-	63,689		-	63,689

PROPERTY AND EQUIPMENT, net	-	435,705		-	435,705

INTANGIBLE ASSETS, net	-	896,363		-	896,363

DEFERRED INCOME TAX ASSETS, net of current portion	-	5,377		-	5,377

Total Assets	$-	$9,506,645		$-	$9,506,645

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$-	$637,984		$-	$637,984
Due to related parties	-	6,407,912		-	6,407,912
Income tax payable	-	827,828		-	827,828
Accrued expenses and other current liabilities	25,000	1,562,264		-	1,587,264

Total Current Liabilities	25,000	9,435,988		-	9,460,988

MINORITY INTEREST	-	940,630		-	940,630

Total Liabilities	25,000	10,376,618		-	10,401,618

STOCKHOLDERS' DEFICIT:
Preferred stock, $0.001 par value; 1,000,000 shares authorized;
Series A 7% convertible preferred stock; $0.001 par value;
300,000 shares authorized; 266,666 shares issued and outstanding. Liquidation preference of 9,999,975 - Pro Forma	-	-	(b)	2,667	2,667
Common stock, $0.001 par value; 74,000,000 shares authorized;
10,150,000 shares issued and outstanding;
(13,450,000 shares issued and outstanding - Pro Forma (1))	10,150	1	(a)(b)©	3,299	13,450
Additional paid-in capital	-	(1,577,555)	©(d)	1,577,555	-
Retained earnings (accumulated deficit)	(35,150)	707,581	(b)©(d)	(1,593,221)	(920,790)
Treasury stock (1)	-	-	(a)	9,700	9,700

Total Stockholders' Deficit	(25,000)	(869,973)		-	(894,973)

Total Liabilities and Stockholders' Deficit	$-	$9,506,645		$-	$9,506,645

(1) To reflect 9,700,000 shares of Mill Basin’s common stock contributed as treasury stock by the controlling stockholders to be effectuated upon the closing of the merger between Mill Basin and the Company on May 15, 2007.

See accompanying notes to the unaudited pro forma combined financial statements.

HUIHENG MEDICAL, INC. (FORMERLY MILL BASIN TECHNOLOGIES, LTD.) AND ALLIED MORAL HOLDINGS, LTD. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended November 30, 2006
(Unaudited)

	Historical		Pro Forma
	Huiheng Medical, Inc. (Formerly Mill Basin Technologies, Ltd.)	Allied Moral Holdings, Ltd. and Subsidiaries	Adjustments	Combined
NET REVENUES	$-	$12,346,672	$-	$12,346,672

COST OF SALES	-	2,652,695	-	2,652,695

GROSS PROFIT	-	9,693,977	-	9,693,977

OPERATING EXPENSES:
Selling expenses	-	123,308	-	123,308
General and administrative	25,000	1,276,910	-	1,301,910
Research and development	-	124,283	-	124,283

Total Operating Expenses	25,000	1,524,501	-	1,549,501

INCOME (LOSS) FROM OPERATIONS	(25,000)	8,169,476	-	8,144,476

OTHER INCOME (EXPENSE):
Interest income (expense), net	-	1,175	-	1,175
Equity in earnings of an affiliate	-	5,942		5,942

Total Other Income	-	7,117	-	7,117

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(25,000)	8,176,593	-	8,151,593
AND MINORITY INTEREST

INCOME TAXES	-	1,395,786	-	1,395,786

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST	(25,000)	6,780,807	-	6,755,807

MINORITY INTEREST	-	(35,667)		(35,667)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(25,000)	6,816,474	-	6,791,474

LOSS FROM DISCONTINUED OPERATIONS, net of tax	(24,474)	-	-	(24,474)
LOSS ON SALES OF DISCONTINUED OPERATIONS, net of tax	(6,995)	-	-	(6,995)

NET INCOME (LOSS)	(56,469)	6,816,474	-	6,760,005

OTHER COMPREHENSIVE INCOME:
Foreign currency translation gain	-	3,992	-	3,992

COMPREHENSIVE INCOME (LOSS)	$(56,469)	$6,820,466	$-	$6,763,997

INCOME (LOSS) PER COMMON SHARE - BASIC:
Continuing operations	$(0.06)		$-	$0.50
Net income (loss)	$(0.13)		$-	$0.50

Weighted average number of common shares outstanding - basic (1)	450,000		13,000,000	13,450,000

INCOME (LOSS) PER COMMON SHARE - DILUTED:
Continuing operations	$(0.06)		$-	$0.42
Net income (loss)	$(0.13)		$-	$0.42

Weighted average number of common shares outstanding - diluted (1)	450,000		15,666,660	16,116,660

(1) Weighted average number of common shares outstanding for all periods reflect 9,700,000 shares of Mill Basin’s common stock contributed as treasury stock by the controlling stockholders to be effectuated upon the closing of the merger between Mill Basin and the Company on May 15, 2007.

See accompanying notes to the unaudited pro forma combined financial statements.

MILL BASIN TECHNOLOGIES, LTD.
CAPITALIZATION UPON MERGER AGREEMENT

	Per COI	Mill Bain (1)	Allied Moral	TOTAL

Preferred Stock (2)	1,000,000	-	266,666	266,666

Common Stock Equivalent			2,666,660	2,666,660

Common Stock	74,000,000	450,000	13,000,000	13,450,000
		3.35%	96.65%

Common Stock and Equivalent	74,000,000	450,000	15,666,660	16,116,660

(1) Weighted average number of common shares outstanding for all periods reflect 9,700,000 shares of Mill Basin’s common stock contributed as treasury stock by the controlling stockholders to be effectuated upon the closing of the merger between Mill Basin and the Company on May 15, 2007.

(2) Stated value of Series A 7% Prefereed Stock @$37.5/sh	9,999,975

HUIHENG MEDICAL, INC.
(FORMERLY MILL BASIN TECHNOLOGIES, LTD.)
AND
ALLIED MORAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED NOVEMBER 30, 2006

NOTE 1  Basis of Pro Forma Presentation

On May 15, 2007, Huiheng Medical, Inc. (formerly Mill Basin Technologies, Ltd.) (“HUIHENG” or “Mill Basin”), completed the acquisition of Allied Moral Holdings, Ltd. and Subsidiaries (“Company”), an international business company organized under the laws of the British Virgin Islands (“BVI”), pursuant to the terms of the Securities Exchange Agreement.

The unaudited pro forma combined balance sheet as of November 30, 2006 and the unaudited pro forma combined statement of operations for the year ended November 30, 2006 are based on the historical financial statements of Mill Basin Technologies, Ltd. (“Mill Basin”) and Allied Moral Holdings, Ltd. and Subsidiaries (“Company”) after giving effect to Mill Basin’s acquisition of the Company using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements as if such acquisition had occurred as of November 30, 2006 for the balance sheet, and December 1, 2005 for statement of operations for pro forma financial statements purposes. The unaudited pro forma combined financial statements do not purport to represent what the results of operations or financial position of the Company would actually have been if the merger had in fact occurred on December 1, 2005, nor do they purport to project the results of operations or financial position of the Company for any future period or as of any date, respectively.

These unaudited pro forma combined financial statements do not give effect to any potential additional contingent consideration to be paid for the Incentive Shares or Contingent Shares, to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between Mill Basin and the Company since such amounts, if any, are not presently determinable.

NOTE 2  Preferred Stock

As of November 30, 2006, Mill Basin had 1,000,000 shares of non-designated Preferred Stock, at $.001 par value. On May 15, 2007, Mill Basin designated 300,000 shares of this preferred stock as Series A 7% Convertible Preferred Stock (“Series A 7% Preferred Stock”) and issued 266,666 shares of Series A 7% Preferred Stock in connection with the acquisition of the Company. The Series A 7% Preferred Stock will pay dividends at 7% per annum, with a liquidation preference of $37.50 per share or $9,999,975 in the aggregate for the 266,666 shares issued. The Series A Preferred Stock are convertible into Mill Basin's common stock at the conversion rate of ten (10) shares of Common Stock for each share of Series A 7% Converted Preferred Stock; provided, however, that the conversion rate shall be equitably adjusted in the event of a forward or reverse stock split of the Common Stock of the Company or a stock dividend.

NOTE 3  Pro Forma Adjustments

The accompanying unaudited pro forma combined financial statements have been prepared as if the acquisition was completed on November 30, 2006 for balance sheet purposes and on December 1, 2005 for statements of operations purposes and reflects the following pro forma adjustments:

(a) To reflect 9,700,000 shares of Mill Basin’s common stock contributed as treasury stock by the controlling stockholders to be effectuated upon the closing of the merger between Mill Basin and the Company.

(b) To reflect the issuance of 13,000,000 shares of Mill Basin's common stock (the “Mill Basin Common Stock”) and 266,666 shares of Mill Basin’s Series A 7% Preferred Stock (the “Mill Basin Preferred Stock”) for the acquisition of all of the outstanding capital stock of the Company. For financial accounting purposes, the exchange of stock will be treated as a recapitalization of Mill Basin with the former shareholders of Mill Basin retaining 450,000 shares or approximately 3.35% of the outstanding common stock or 2.79% of the outstanding common stock on a fully diluted basis upon the closing of the merger between Mill Basin and the Company. The potential additional contingent Incentive Shares or Contingent Shares issuable in connection with the acquisition are not included in the pro forma adjustments since such shares, if any, are not presently determinable.

(c) To reclassify the Company’s common stock and discount on capital issuance as accumulated deficit in connection with the reverse acquisition.

(d) To reclassify Mill Basin’s accumulated deficit as additional paid-in capital in connection with the recapitalization of Mill Basin.